Exhibit 99.1

PJT Partners Inc. Reports Record First Quarter 2024 Results

First Quarter Overview

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Record First Quarter Revenues of $329 million, an increase of 65% from a year ago
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GAAP Pretax Income of $54 million and Adjusted Pretax Income of $55 million, an increase of 85% and 81%, respectively, from a year ago
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GAAP Diluted EPS of $1.22 and Adjusted EPS of $0.98, an increase of 82% and 81%, respectively, from a year ago

Capital Management and Balance Sheet

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1.5 million share and share equivalents repurchased with record open market repurchases of 1.1 million shares
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Record First Quarter cash, cash equivalents and short-term investments of $236 million and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We reported our second highest revenue quarter ever, reflecting strong performance in all of our businesses. In addition to our strong results, we continue to see progress as measured by the success of our recruiting efforts, the maturation of our team, and the growing recognition of our brand. We continue to invest to enhance our franchise and remain highly confident in our future growth prospects.”

New York, May 2, 2024: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the first quarter ended March 31, 2024.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024	2023	% Change
	(Dollars in Millions)
Revenues
Advisory	$288.7	$168.1	72%
Placement	34.5	27.6	25%
Interest Income & Other	6.2	4.3	44%
Total Revenues	$329.4	$200.0	65%

Total Revenues of $329 million in the current quarter, up 65% from $200 million in the prior year.

Advisory Revenues of $289 million, up 72% from $168 million in the prior year. The increase in Advisory Revenues was due to significant increases in restructuring, strategic advisory and private capital solutions revenues.

Placement Revenues of $34 million, up 25% from $28 million in the prior year. The increase in Placement Revenues was due to an increase in fund placement revenues.

Interest Income & Other of $6 million, up 44% from $4 million in the prior year. The increase in Interest Income & Other was principally due to higher interest income.

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024		2023
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$228.9	$228.9	$133.0	$133.0
% of Revenues	69.5%	69.5%	66.5%	66.5%
Non-Compensation	$46.6	$45.2	$37.8	$36.5
% of Revenues	14.1%	13.7%	18.9%	18.2%
Total Expenses	$275.5	$274.2	$170.8	$169.5
% of Revenues	83.6%	83.2%	85.4%	84.8%
Pretax Income	$53.9	$55.2	$29.2	$30.4
% of Revenues	16.4%	16.8%	14.6%	15.2%

Compensation and Benefits Expense

Compensation and Benefits Expense was $229 million for the current quarter compared with $133 million in the prior year. The increase in Compensation and Benefits Expense was driven by the combination of higher revenues and a higher accrual rate compared with the prior year. The compensation accrual rate was 69.5% for the current quarter compared with 66.5% in the prior year and 69.8% for full year 2023.

Non-Compensation Expense

GAAP Non-Compensation Expense was $47 million for the current quarter compared with $38 million in the prior year. Adjusted Non-Compensation Expense was $45 million for the current quarter compared with $36 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense for the current quarter compared with the prior year was principally due to increases in Other Expenses, Occupancy and Related and Travel and Related expenses. Other Expenses increased principally due to higher bad debt expense. Occupancy and Related increased principally due to the further expansion and lease term extension of our New York headquarters. Travel and Related increased due to increased levels of business travel.

Provision for Taxes

As of March 31, 2024, PJT Partners Inc. owned 61.3% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended March 31, 2024 and 2023 was 1.0% and 4.1%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2024 was 22.0% compared with 25.3% for full year 2023.

Capital Management and Balance Sheet

As of March 31, 2024, the Company held cash, cash equivalents and short-term investments of $236 million and had no funded debt.

During the first quarter 2024, the Company repurchased 1.1 million shares of Class A common stock in the open market, exchanged 0.2 million Partnership Units for cash and net share settled 0.3 million shares of Class A common stock to satisfy employee tax obligations. In total during the first quarter 2024, the Company repurchased 1.5 million share equivalents at an average price of $99.04 per share.

As of March 31, 2024, the Company's remaining repurchase authorization was $406 million.

The Company intends to repurchase 0.1 million Partnership Units for cash on May 9, 2024 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on May 6, 2024.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on June 20, 2024 to Class A common stockholders of record as of June 5, 2024.

Quarterly Investor Call Details

PJT Partners will host a conference call on May 2, 2024 at 8:30 a.m. ET to discuss its first quarter 2024 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 343-5419 (U.S. domestic) or +1 (203) 518-9731 (international), passcode PJTP1Q24. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote work environments and virtual platforms; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, elevated interest rates and geopolitical and military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) intangible asset amortization associated with the acquisition of PJT Capital LP and the acquisition of CamberView; and (b) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2024	2023
Revenues
Advisory	$288,681	$168,090
Placement	34,489	27,585
Interest Income and Other	6,223	4,313
Total Revenues	329,393	199,988
Expenses
Compensation and Benefits	228,928	133,043
Occupancy and Related	12,161	10,011
Travel and Related	9,101	6,972
Professional Fees	8,349	6,927
Communications and Information Services	4,778	4,077
Depreciation and Amortization	3,498	3,443
Other Expenses	8,675	6,322
Total Expenses	275,490	170,795
Income Before Provision for Taxes	53,903	29,193
Provision for Taxes	531	1,207
Net Income	53,372	27,986
Net Income Attributable to Non-Controlling Interests	20,749	10,650
Net Income Attributable to PJT Partners Inc.	$32,623	$17,336
Net Income Per Share of Class A Common Stock
Basic	$1.27	$0.69
Diluted	$1.22	$0.67
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,690,530	25,231,815
Diluted	28,168,504	26,918,511

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2024	2023
GAAP Net Income	$53,372	$27,986
Less: GAAP Provision for Taxes	531	1,207
GAAP Pretax Income	53,903	29,193

Adjustments to GAAP Pretax Income
Amortization of Intangible Assets(1)	1,230	1,230
Spin-Off-Related Payable Due to Blackstone(2)	91	25
Adjusted Pretax Income	55,224	30,448
Adjusted Taxes(3)	795	1,431
Adjusted Net Income	54,429	29,017

If-Converted Adjustments
Less: Adjusted Taxes(3)	(795)	(1,431)
Add: If-Converted Taxes(4)	12,149	7,909
Adjusted Net Income, If-Converted	$43,075	$22,539

GAAP Net Income Per Share of Class A Common Stock
Basic	$1.27	$0.69
Diluted	$1.22	$0.67
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,690,530	25,231,815
Diluted	28,168,504	26,918,511

Adjusted Net Income, If-Converted Per Share	$0.98	$0.54
Weighted-Average Shares Outstanding, If-Converted	43,737,118	41,684,276

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2024	2023
Non-Compensation Expenses
Occupancy and Related	$12,161	$10,011
Travel and Related	9,101	6,972
Professional Fees	8,349	6,927
Communications and Information Services	4,778	4,077
Depreciation and Amortization	3,498	3,443
Other Expenses	8,675	6,322
GAAP Non-Compensation Expense	46,562	37,752
Amortization of Intangible Assets(1)	(1,230)	(1,230)
Spin-Off-Related Payable Due to Blackstone(2)	(91)	(25)
Adjusted Non-Compensation Expense	$45,241	$36,497

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2024 and 2023 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2024	2023
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,690,530	25,231,815
Dilutive Impact of Unvested RSUs(5)	2,477,974	1,686,696
Diluted Shares Outstanding, GAAP	28,168,504	26,918,511

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,690,530	25,231,815
Unvested RSUs(5)	2,477,974	1,686,696
Partnership Units(6)	15,568,614	14,765,765
If-Converted Shares Outstanding	43,737,118	41,684,276

	As of March 31,
	2024	2023
Fully-Diluted Shares Outstanding(7)	46,597,467	44,367,647

As of March 31, 2024, in relation to awards granted containing both service and market conditions, the Company achieved a dividend adjusted 20-day volume-weighted average share price of the Company's Class A common stock in excess of $103. Cumulatively, 1.4 million share equivalents were included in the Company's fully-diluted share count, of which 0.6 million had satisfied both service and market conditions, with the remaining 0.9 million vesting pursuant to ongoing service conditions. In addition, 1.2 million share equivalents had not yet satisfied certain market conditions and were therefore excluded from any share count calculations.

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.
(2)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(3)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(4)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for amortization expense.
(5)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(6)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved, and excludes Partnership Units that have yet to satisfy certain market conditions.
(7)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock. As of March 31, 2024, 1.2 million share equivalents that had yet to satisfy certain market conditions were excluded from any share count calculations.

Note: Amounts presented in tables above may not add or recalculate due to rounding.